MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of IB3 Networks, Inc. (formerly Language Access Network, Inc.) of our report dated March 28, 2008, and appearing in the Annual Report on Form 10-KSB of IB3 Networks, Inc. (formerly Language Access Network, Inc.) for the year ended December 30, 2007.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
October 21, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501